Exhibit 99.1

Federated Investors, Inc. Reports First Quarter 2018 Earnings

•	Q1 2018 EPS of $0.60 up 22 percent from $0.49 in Q1 2017

•	Board declares $0.27 per share dividend, an 8 percent increase from Q4 2017
(PITTSBURGH, Pa., April 26, 2018) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.60 for Q1 2018, up 22 percent from $0.49 for the same quarter last year on net income of $60.3 million for Q1 2018, compared to $49.6 million for Q1 2017.
Federated's total managed assets were $392.2 billion at March 31, 2018, up $30.5 billion or 8 percent from $361.7 billion at March 31, 2017 and down $5.4 billion or 1 percent from $397.6 billion at Dec. 31, 2017. Total average managed assets for Q1 2018 were $398.0 billion, up $34.8 billion or 10 percent from $363.2 billion reported for Q1 2017 and up $16.0 billion or 4 percent from $382.0 billion reported for Q4 2017.
"In the first quarter, Federated saw interest in our MDT strategies, which are quantitatively driven equity portfolios designed to be well-diversified while aiming for high alpha and lower volatility compared to the broader market," said J. Christopher Donahue, president and chief executive officer. "In fixed-income, investors sought a variety of investment solutions that ranged from our stalwart Total Return Bond Fund to shorter-duration strategies, in which investments' interest rates can reset as benchmark rates continue to rise."
Federated's board of directors declared a dividend of $0.27 per share, an 8 percent increase from Q4 2017. The dividend is payable on May 15, 2018 to shareholders of record as of May 8, 2018. During Q1 2018, Federated purchased 118,645 shares of Federated class B common stock for $3.9 million.
Federated's equity assets were $64.0 billion at March 31, 2018, down $0.8 billion or 1 percent from $64.8 billion at March 31, 2017 and down $4.1 billion or 6 percent from $68.1 billion at Dec. 31, 2017. Top-selling equity funds during Q1 2018 on a net basis were Federated MDT Small Cap Core Fund, Federated Kaufmann Small Cap Fund, Federated MDT Small Cap Growth Fund, Federated Muni and Stock Advantage Fund and Federated MDT Mid Cap Growth Fund.
Federated's fixed-income assets were $62.3 billion at March 31, 2018, up $10.5 billion or 20 percent from $51.8 billion at March 31, 2017 and down $1.9 billion or 3 percent from $64.2 billion at Dec. 31, 2017. Top-selling fixed-income funds during Q1 2018 on a net basis included Federated Ultrashort Bond Fund, Federated Total Return Bond Fund, Federated Short-Term Income Fund, Federated Floating Rate Strategic Income Fund and Federated U.S. Government Securities Fund: 1-3 Years.
Money market assets were $265.9 billion at March 31, 2018, up $20.7 billion or 8 percent from $245.2 billion at March 31, 2017 and up $0.7 billion from $265.2 billion at Dec. 31, 2017. Money market fund assets were $182.4 billion at March 31, 2018, up $7.2 billion or 4 percent from $175.2 billion at March 31, 2017 and down $3.1 billion or 2 percent from $185.5 billion at Dec. 31, 2017. Federated's money market separate account assets were $83.5 billion at March 31, 2018, up $13.5 billion or 19 percent from $70.0 billion at March 31, 2017 and up $3.8 billion or 5 percent from $79.7 billion at Dec. 31, 2017.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q1 2018 Earnings	Page 2 of 8

Financial Summary
Q1 2018 revenues and expenses were impacted by Federated’s adoption of the new revenue recognition accounting principle (Topic 606), effective Jan. 1, 2018. The primary impact of adoption is that reimbursements or assumptions of fund-related expenses (Consideration Payable to Customers) are now recorded as a reduction of revenue (investment advisory fees, net). Prior to adoption these amounts were recorded in either distribution expense or other expense. Therefore, there was no change to operating income or net income.
The impact of Consideration Payable to Customers on various components of Federated’s Consolidated Statements of Income was as follows for the periods presented:

(in millions)	Q1 2018	Q1 2017	Q4 2017
Investment advisory fees, net[1]	$(8.6)	$0.0	$0.0
Distribution expense	0.0	7.7	6.8
Other expense	0.0	1.0	2.2
Operating Income	$(8.6)	$(8.7)	$(9.0)
1) Prior to adoption of Topic 606, this amount would have been recorded as distribution expense of $6.7 million and other expense of $1.9 million.
Q1 2018 vs. Q1 2017
Revenue decreased by $9.6 million or 4 percent primarily due to an $8.6 million reduction of revenue for Q1 2018 Consideration Payable to Customers activity as a result of the adoption of the new revenue recognition accounting principle. Under legacy guidance this amount would have been recorded as $6.7 million of distribution expense and $1.9 million of other expense, as noted above.
During Q1 2018, Federated derived 60 percent of its revenue from equity and fixed-income assets (43 percent from equity assets and 17 percent from fixed-income assets) and 40 percent from money market assets.
Operating expenses decreased by $11.5 million or 6 percent primarily due to an $8.7 million reduction of expenses, as Q1 2017 Consideration Payable to Customers activity was recorded as distribution expense and other expense, while Q1 2018 activity of $8.6 million is recorded as a reduction of revenue, as noted above. Distribution expense was also reduced due to a change in the mix of average money market fund assets and a January 2017 change in a customer relationship. These decreases were partially offset by higher distribution expense from lower voluntary yield-related fee waivers and an increase in compensation and related expense due primarily to higher incentive compensation expenses.
The income tax provision decreased $10.9 million primarily due to the change in the effective tax rate as a result of the enactment of the Tax Cuts and Jobs Act of 2017 (Tax Act).
Q1 2018 vs. Q4 2017
Revenue decreased $14.5 million or 5 percent primarily due to an $8.6 million reduction of revenue for Q1 2018 Consideration Payable to Customers activity as a result of the adoption of the new revenue recognition accounting principle as noted above, as well as there being two fewer days in the quarter.
Operating expenses decreased by $3.3 million or 2 percent primarily due to a $9.0 million reduction of expenses, as Q4 2017 Consideration Payable to Customers activity was recorded as distribution expense and other expense, while Q1 2018 activity of $8.6 million is recorded as a reduction of revenue, as noted above. The remaining decrease in distribution expense is primarily due to there being two fewer days in the quarter. These decreases were partially offset by an increase in compensation and related expense due primarily to higher incentive compensation expenses and seasonality in payroll taxes.

Federated Reports Q1 2018 Earnings	Page 3 of 8

Federated's level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated will host an earnings conference call at 9 a.m. Eastern on April 27, 2018. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed online in real time via the About Federated section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern April 27, 2018 until May 4, 2018 by calling 877-481-4010 (domestic) or 919-882-2331 (international) and entering access code 27609. An online replay will be available via FederatedInvestors.com for one year.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $392.2 billion in assets as of March 31, 2018. With 108 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 8,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 6 percent of equity fund managers in the industry, the top 8 percent of money market fund managers and the top 10 percent of fixed-income fund managers1. Federated also ranks as the fifth-largest SMA manager2. For more information, visit FederatedInvestors.com.
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1) Strategic Insight, March 31, 2018. Based on assets under management in open-end funds.
2) Money Management Institute/Dover Financial Research, Q4 2017.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.
Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, performance, investor preferences and demand, asset flows and mix, customer relationships and expenses constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, sustain product demand, and asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior.  Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q1 2018 Earnings	Page 4 of 8

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2017 to Q1 2018	Quarter Ended	% Change Q4 2017 to Q1 2018
	March 31, 2018	March 31, 2017		Dec. 31, 2017
Revenue
Investment advisory fees, net	$174,266	$181,318	(4)%	$186,145	(6)%
Administrative service fees, net—affiliates	49,023	46,701	5	49,051	0
Other service fees, net	40,563	45,482	(11)	43,116	(6)
Total Revenue	263,852	273,501	(4)	278,312	(5)

Operating Expenses
Compensation and related	78,374	73,402	7	71,990	9
Distribution	72,498	90,359	(20)	80,408	(10)
Professional service fees	9,631	7,078	36	8,922	8
Systems and communications	8,433	8,225	3	7,713	9
Office and occupancy	7,541	7,352	3	7,453	1
Advertising and promotional	3,228	2,955	9	2,771	16
Travel and related	2,821	2,934	(4)	3,496	(19)
Other	1,655	3,423	(52)	4,725	(65)
Total Operating Expenses	184,181	195,728	(6)	187,478	(2)
Operating Income	79,671	77,773	2	90,834	(12)

Nonoperating Income (Expenses)
Investment income, net	718	4,214	(83)	3,601	(80)
Debt expense	(1,330)	(1,102)	21	(1,239)	7
Other, net	(143)	0	NM	(9)	NM
Total Nonoperating (Expenses) Income, net	(755)	3,112	(124)	2,353	(132)
Income before income taxes	78,916	80,885	(2)	93,187	(15)
Income tax provision (benefit)[1,2]	18,910	29,858	(37)	(38,787)	149
Net income including the noncontrolling interests in subsidiaries	60,006	51,027	18	131,974	(55)
Less: Net (loss) income attributable to the noncontrolling interests in subsidiaries	(325)	1,386	(123)	164	(298)
Net Income	$60,331	$49,641	22%	$131,810	(54)%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[3,4]
Basic and diluted	$0.60	$0.49	22%	$1.31	(54)%
Weighted-average shares outstanding
Basic	97,187	97,863		97,084
Diluted	97,189	97,864		97,086
Dividends declared per share	$0.25	$0.25		$0.25
1) Dec. 31, 2017 includes a reduction of $70.4 million resulting from the revaluation of the net deferred tax liability due to the enactment of the Tax Act.
2) March 31, 2018 reflects a lower effective tax rate due to the enactment of the Tax Act.
3) Dec. 31, 2017 includes an increase of $0.70 per share resulting from the revaluation of the net deferred tax liability due to the enactment of the Tax Act.
4) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $2.4 million, $2.0 million and $5.0 million available to unvested restricted shareholders for the quarterly periods ended March 31, 2018, March 31, 2017 and Dec. 31, 2017, respectively, was excluded from the computation of earnings per share.

Federated Reports Q1 2018 Earnings	Page 5 of 8

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2018	Dec. 31, 2017
Assets
Cash and other investments	$377,556	$369,538
Other current assets	63,457	67,736
Intangible assets, net, including goodwill	736,772	736,915
Other long-term assets	57,542	57,221
Total Assets	$1,235,327	$1,231,410

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$99,635	$128,849
Long-term debt	165,000	170,000
Other long-term liabilities	142,418	141,183
Redeemable noncontrolling interests	28,654	30,163
Equity excluding treasury stock	1,071,406	1,039,947
Treasury stock	(271,786)	(278,732)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,235,327	$1,231,410

Federated Reports Q1 2018 Earnings	Page 6 of 8

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended
	March 31, 2018	Dec. 31, 2017	March 31, 2017
Equity funds
Beginning assets	$38,101	$37,741	$36,231
Sales	1,849	1,375	1,703
Redemptions	(3,059)	(2,090)	(3,047)
Net redemptions	(1,210)	(715)	(1,344)
Net exchanges	(128)	34	60
Acquisition-related	0	0	287
Market gains and losses[1]	(342)	1,041	1,925
Ending assets	$36,421	$38,101	$37,159

Equity separate accounts[2]
Beginning assets	$30,038	$29,314	$26,150
Sales[3]	1,514	1,257	1,912
Redemptions[3]	(2,493)	(1,445)	(1,994)
Net redemptions[3]	(979)	(188)	(82)
Net exchanges	3	0	0
Market gains and losses[1]	(1,516)	912	1,543
Ending assets	$27,546	$30,038	$27,611

Total equity[2]
Beginning assets	$68,139	$67,055	$62,381
Sales[3]	3,363	2,632	3,615
Redemptions[3]	(5,552)	(3,535)	(5,041)
Net redemptions[3]	(2,189)	(903)	(1,426)
Net exchanges	(125)	34	60
Acquisition-related	0	0	287
Market gains and losses[1]	(1,858)	1,953	3,468
Ending assets	$63,967	$68,139	$64,770

Fixed-income funds
Beginning assets	$41,200	$41,214	$39,434
Sales	4,107	3,675	3,986
Redemptions	(4,575)	(3,740)	(3,831)
Net (redemptions) sales	(468)	(65)	155
Net exchanges	127	(50)	(24)
Acquisition-related	0	0	148
Market gains and losses[1]	(281)	101	526
Ending assets	$40,578	$41,200	$40,239

Fixed-income separate accounts[2]
Beginning assets	$23,017	$11,558	$11,880
Sales[3]	800	12,096	214
Redemptions[3]	(2,027)	(892)	(695)
Net (redemptions) sales[3]	(1,227)	11,204	(481)
Net exchanges	0	0	(56)
Market gains and losses[1]	(114)	255	198
Ending assets	$21,676	$23,017	$11,541

Total fixed income[2]
Beginning assets	$64,217	$52,772	$51,314
Sales[3]	4,907	15,771	4,200
Redemptions[3]	(6,602)	(4,632)	(4,526)
Net (redemptions) sales[3]	(1,695)	11,139	(326)
Net exchanges	127	(50)	(80)
Acquisition-related	0	0	148
Market gains and losses[1]	(395)	356	724
Ending assets	$62,254	$64,217	$51,780
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q1 2018 Earnings	Page 7 of 8

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions)

	Quarter Ended
	March 31, 2018	Dec. 31, 2017	March 31, 2017

Funds
Beginning assets	$79,301	$78,955	$75,665
Sales	5,956	5,050	5,689
Redemptions	(7,634)	(5,830)	(6,878)
Net redemptions	(1,678)	(780)	(1,189)
Net exchanges	(1)	(16)	36
Acquisition-related	0	0	435
Market gains and losses[1]	(623)	1,142	2,451
Ending assets	$76,999	$79,301	$77,398

Separate accounts[2]
Beginning assets	$53,055	$40,872	$38,030
Sales[3]	2,314	13,353	2,126
Redemptions[3]	(4,520)	(2,337)	(2,689)
Net (redemptions) sales[3]	(2,206)	11,016	(563)
Net exchanges	3	0	(56)
Market gains and losses[1]	(1,630)	1,167	1,741
Ending assets	$49,222	$53,055	$39,152

Total assets[2]
Beginning assets	$132,356	$119,827	$113,695
Sales[3]	8,270	18,403	7,815
Redemptions[3]	(12,154)	(8,167)	(9,567)
Net (redemptions) sales[3]	(3,884)	10,236	(1,752)
Net exchanges	2	(16)	(20)
Acquisition-related	0	0	435
Market gains and losses[1]	(2,253)	2,309	4,192
Ending assets	$126,221	$132,356	$116,550
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q1 2018 Earnings	Page 8 of 8

Unaudited Managed Assets (in millions)	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
By Asset Class
Equity	$63,967	$68,139	$67,055	$65,787	$64,770
Fixed-income	62,254	64,217	52,772	52,507	51,780
Money market	265,944	265,214	243,840	242,096	245,198
Total Managed Assets	$392,165	$397,570	$363,667	$360,390	$361,748
By Product Type
Funds:
Equity	$36,421	$38,101	$37,741	$37,225	$37,159
Fixed-income	40,578	41,200	41,214	40,880	40,239
Money market	182,437	185,536	177,865	173,338	175,232
Total Fund Assets	$259,436	$264,837	$256,820	$251,443	$252,630
Separate Accounts:
Equity	$27,546	$30,038	$29,314	$28,562	$27,611
Fixed-income	21,676	23,017	11,558	11,627	11,541
Money market	83,507	79,678	65,975	68,758	69,966
Total Separate Account Assets	$132,729	$132,733	$106,847	$108,947	$109,118
Total Managed Assets	$392,165	$397,570	$363,667	$360,390	$361,748

Unaudited Average Managed Assets	Quarter Ended
(in millions)	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
By Asset Class
Equity	$66,833	$67,466	$66,127	$65,399	$63,780
Fixed-income	63,594	64,351	52,631	52,291	51,802
Money market	267,546	250,197	241,749	242,298	247,591
Total Avg. Managed Assets	$397,973	$382,014	$360,507	$359,988	$363,173
By Product Type
Funds:
Equity	$37,728	$37,926	$37,301	$37,325	$36,957
Fixed-income	41,078	41,240	40,967	40,670	40,086
Money market	181,856	176,918	174,358	172,626	182,418
Total Avg. Fund Assets	$260,662	$256,084	$252,626	$250,621	$259,461
Separate Accounts:
Equity	$29,105	$29,540	$28,826	$28,074	$26,823
Fixed-income	22,516	23,111	11,664	11,621	11,716
Money market	85,690	73,279	67,391	69,672	65,173
Total Avg. Separate Account Assets	$137,311	$125,930	$107,881	$109,367	$103,712
Total Avg. Managed Assets	$397,973	$382,014	$360,507	$359,988	$363,173